                                                                    Exhibit 11

                             Cambridge Heart, Inc.
           Computation of Net Loss per Share - Basic and Diluted


                                                      For the three months ended
                                                               March 31,
                                                         1999            2000
                                                      ----------     ----------
Net Loss                                             $(1,678,601)   $(2,086,023)
                                                      ===========    ===========
Weighted average shares outstanding:

 a. Shares attributable to common stock outstanding   10,907,049     14,449,379
                                                      ===========    ===========
Net loss per share                                   $     (0.15)   $     (0.14)
                                                      ===========    ===========

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